                                                                    Exhibit 99.1

Company Contact:                                 Investor Contact:
Gary J. Dailey                                   Integrated Corporate Relations
Chief Financial Officer                          David Griffith/James Palczynski
EVERLAST WORLDWIDE INC.                          203-682-8200
212-239-0990

       EVERLAST WORLDWIDE INC. REPORTS STRONG SECOND QUARTER 2007 RESULTS

         -- Second Quarter Net Revenues Increase 24% to $12.2 million --

            -- Second Quarter EBITDA Increases 36% to $2.6 million --

        -- Second Quarter EPS Reported as $(0.46), but Include $0.68 per
          basic share of Non-Cash Compensation and Transaction Costs --

      --Adjusted Second Quarter EPS rise 62% to $0.21 vs. $0.13 Year-ago --

      NEW YORK, New York,  August 8, 2007 - Everlast(R)  Worldwide Inc. (Nasdaq:
EVST), manufacturer,  marketer and licensor of sporting goods, apparel, footwear and other  active  lifestyle  products  under the  Everlast  brand  name,  today announced  its  financial  results  for  its  fiscal  2007  second  quarter  and six-months ended June 30, 2007.

      For the second quarter ended June 30, 2007, net revenues  increased 24% to
$12.2  million,  compared to $9.8 million in the same period in 2006.  Growth in net revenue  resulted  from a 28%  increase in sporting  goods sales to a record
$8.7 million.  The increase  resulted from expanded  distribution  and continued
strong sell-through.  Net licensing revenues increased 15% to approximately $3.5 million vs. $3.0 million in the second quarter of 2006. The growth was driven by organic increases in licensing income by our worldwide  licensees,  particularly in South Korea, Chile and in select categories in the United States.

      In the  second  quarter of 2007,  the  Company's  gross  margin was 54.1%, compared  with  45.7% in the  second  quarter a year ago.  The  improvement  was generated by a 14.2 percent  improvement in sporting  goods gross  margins.  The increase in  sporting  goods gross  margins was due to a  combination  of higher initial margins on new products,  logistical and operational  efficiencies,  and improvements in sourcing,  benefiting  from  initiatives  implemented  since the second half of fiscal 2006.  This was  slightly  offset by the revenue mix shift toward equipment.

EVERLAST REPORTS RESULTS

      Second quarter operating income grew 36% to $2.1 million,  or 17.5% of net revenues,  versus the year-ago level of $1.6 million,  or 15.9% of net revenues.
This increase was primarily  driven by higher revenues and improved gross profit margins,  partially  offset by planned  increases in both marketing  development initiatives  and  increased  overhead  costs within  general and  administrative expenses to support our Global Brand Integration.

      During the second  quarter of 2007,  the Company  recorded a $4.2  million pre-tax  non-recurring  merger related charge related to a merger agreement,  as amended, signed on June 28, 2007 with Brands Holdings Limited, a private company limited by shares  incorporated in England and Wales, EWI  Acquisition,  Inc., a
Delaware  corporation and a wholly owned  subsidiary of Brands Holdings  Limited
("Brand  Holdings") The $4.2 million pre-tax charge is made up of  approximately
$470,000 in costs associated with a follow-on common stock offering that we have agreed to cancel as a  condition  to the  closing of this  merger,  $745,000  in transaction costs related to the pending merger and $3.0 million termination fee incurred as a result of the  termination  of the Hidary  Group  Acquisition  LLC merger agreement signed on June 1, 2007.

      Adjusted earnings per diluted share for the second quarter of 2007, adding back approximately  $0.63 of non-recurring  merger related transaction costs and
$0.05 of non-cash expense  associated with stock-based  compensation,  was $0.21 per diluted  share,  a 62% increase over adjusted  earnings of $0.13 per diluted share in 2006. The second quarter 2006 amount adds back  approximately  $0.03 of non-cash expense  associated with stock-based  compensation.  Reported basic and diluted loss per share for the second quarter of 2007 was $(0.46)  compared with earnings per diluted share of $0.10 in second quarter of 2006.

      Seth  Horowitz,  Chairman,  President  and  Chief  Executive  of  Everlast
Worldwide  Inc.,  said "We are very proud of the strong  results we achieved for the second quarter.  The 24% increase in net revenues and continued  improvement in gross margins is enabling us to invest in our brand for both  short-term  and long-term  growth to help us reinforce the premier brand our consumers have come to expect.  Our sporting  goods  business  continues to see strong  sell-ins and sell-through,  as evidenced by the 28% quarter over quarter increase,  which has been  consistent  with  the 25% plus  percent  year-over-year  quarterly  growth experienced in the last four sequential quarters.  The additional volume and the significant  reductions in sporting goods equipment product and logistical costs

EVERLAST REPORTS RESULTS

are enabling us to achieve significant  improvements in our sporting goods gross margin,  as demonstrated  by the 14.2 percent  improvement in the second quarter margins over the prior year quarter. Also strong, our licensing business grew at a 15% rate this quarter fueled by strong wholesale sales in South Korea,  Chile, and licensed categories in North America."

Mr. Horowitz continued,  "We continue to implement our Global Brand Integration, which is benefiting our entire business. We recently launched a U.S. trade print media campaign centered around our new tag-line, "Greatness is Within"(TM) which also  includes  our  refreshed  Everlast  logo and  global  company  icon.  This marketing  message has been and will be  communicated  and  tailored  around our product  deployment and targeted to capitalize on the growing consumer trends of product categories "Train,  Compete,  Live" within our sporting goods equipment, apparel and footwear product offerings. This strategy enables us to maximize the
global   positioning  of  our  brand,   utilizing  the  strengths  of  training,
competitive  and athleisure  and  sportswear  products that we have exhibited in select  territories  and select  categories and now aimed to achieve on a global basis.  We have recently  implemented  this  strategy by  partnering  with major sporting  goods stores  across the U.S. to build out Everlast  concept and focus shops,  including Dicks Sporting Goods stores,  The Sports  Authority stores and
Big 5 Sporting Goods stores. "

ABOUT EVERLAST WORLDWIDE INC.
Everlast  Worldwide  Inc. is a leading  designer,  manufacturer  and marketer of boxing and fitness related  sporting goods  equipment under the  well-recognized
Everlast brand name and a worldwide  licensor of the Everlast brand for apparel, footwear,  sporting  goods  equipment  and other active  lifestyle  products and accessories.  Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most  recognized  brands in the overall  sporting goods and apparel industries. In order to capitalize on the rich heritage and authenticity of the Everlast  brand,  the company has extended the Everlast  brand outside of the boxing  ring into  complementary  product  categories.  Our  strategy  is to
continue  to  leverage  the  unique   qualities   represented  by  the  Everlast
brand--Strength,  Dedication,  Individuality  and  Authenticity  -- to  become a leading global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle.

EVERLAST REPORTS RESULTS

Statements  made in this  Press  Release  that are  estimates  of past or future performance  are based on a number of factors,  some of which are outside of the
Company's  control.  Statements  made in  this  Press  Release  that  state  the intentions, beliefs, expectations or predictions of Everlast Worldwide, Inc. and its management for the future are forward-looking statements. It is important to note that actual results could differ  materially  from those  projected in such forward-looking  statements.  Information  concerning  factors  that could cause actual results to differ materially from those in forward-looking  statements is contained  from time to time in  filings  of  Everlast  Worldwide  with the U.S.
Securities and Exchange  Commission.  Copies of these filings may be obtained by contacting Everlast Worldwide or the SEC.

                                       # # #
                                 (Tables Follow)

EVERLAST REPORTS RESULTS

                                       EVERLAST WORLDWIDE INC. & SUBSIDIARIES
                                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Three Months Ended             Six Months Ended
                                                                  June 30,                      June 30,
                                                       ----------------------------    ----------------------------

                                                            2007            2006            2007           2006
                                                            ----            ----            ----           ----
                                                        (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales                                              $  8,674,000    $  6,798,000    $ 17,723,000    $ 13,765,000
Net license revenues                                      3,482,000       3,039,000       6,809,000       6,042,000
                                                       ------------    ------------    ------------    ------------
Net revenues                                             12,156,000       9,837,000      24,532,000      19,807,000
                                                       ------------    ------------    ------------    ------------

Cost of goods sold                                        5,585,000       5,340,000      11,878,000      10,869,000
                                                       ------------    ------------    ------------    ------------

Gross profit                                              6,571,000       4,497,000      12,654,000       8,938,000

Operating expenses:
  Selling and shipping                                    2,259,000       1,320,000       4,327,000       2,886,000
  General and administrative                              1,983,000       1,476,000       3,618,000       2,813,000
  Stock-based compensation                                  202,000         135,000         363,000         219,000
                                                       ------------    ------------    ------------    ------------
                                                          4,444,000       2,931,000       8,308,000       5,918,000
                                                       ------------    ------------    ------------    ------------

Operating income                                          2,127,000       1,566,000       4,346,000       3,020,000
                                                       ------------    ------------    ------------    ------------

Other income (expense):
  Non-recurring merger related costs                     (4,215,000)           --        (4,215,000)           --
  Gain on early extinguishment of preferred                    --              --              --         2,032,000
  stock and prepayment of notes payable, net
  Interest expense and financing costs, net                (848,000)       (823,000)     (1,761,000)     (1,482,000)
                                                       ------------    ------------    ------------    ------------
                                                         (5,063,000)       (823,000)     (5,976,000)        550,000
                                                       ------------    ------------    ------------    ------------

(Loss) income before (benefit) provision for
 income taxes                                            (2,936,000)        743,000      (1,630,000)      3,570,000

(Benefit) provision for income taxes                     (1,066,000)        341,000        (494,000)        684,000
                                                       ------------    ------------    ------------    ------------

Net (loss) income                                      ($ 1,870,000)   $    402,000    ($ 1,136,000)   $  2,886,000
                                                       ============    ============    ============    ============

Basic weighted average common
  shares outstanding                                      4,078,000       3,883,000       4,072,000       3,750,000
                                                       ============    ============    ============    ============
Diluted weighted average common shares
  outstanding                                             4,078,000       4,157,000       4,072,000       4,033,000
                                                       ============    ============    ============    ============

Net basic (loss) earnings per share                    ($      0.46)   $       0.10    ($      0.28)   $       0.77
                                                       ============    ============    ============    ============
Net diluted (loss) earnings per share                  ($      0.46)   $       0.10    ($      0.28)   $       0.72
                                                       ============    ============    ============    ============

     Note: As a result of the net loss per share for the three and six months ended June 30, 2007,  the  denominator for fully  diluted  shares  excludes the effects of stock  options,  warrants  and other  equity  consideration aggregating to 307,000 and 336,000  respectively,  as the results would be  anti-dilutive.  The basic per share affect of the non-cash stock based compensation and non-recurring merger related transaction costs, net of tax, is $0.68 per basic share.

EVERLAST REPORTS RESULTS

                     EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                      June 30,      December 31,
                                                        2007           2006
                                                   ------------    ------------
      ASSETS

Current assets:
  Cash and cash equivalents                        $    150,000    $    216,000
  Accounts and licensing receivables - net            9,984,000      15,649,000
  Inventories                                         9,577,000       8,766,000
  Prepaid expenses and other current assets           1,703,000       1,098,000
                                                   ------------    ------------
       Total current assets                          21,414,000      25,729,000

 Property and equipment, net                          6,321,000       6,235,000
 Goodwill                                             6,718,000       6,718,000
 Trademarks, net                                     22,664,000      22,664,000
 Restricted cash                                      1,136,000       1,109,000
 Other assets                                         2,485,000       2,821,000
                                                   ------------    ------------
                                                   $ 60,738,000    $ 65,276,000
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Due to factor                                       8,882,000       9,079,000
  Accounts payable                                    4,418,000       5,638,000
  Current maturities of long term debt
                                                      4,040,000       3,953,000
  Mortgage payable                                    2,320,000       2,419,000
  Accrued expenses and other liabilities                971,000       1,696,000
                                                   ------------    ------------
       Total current liabilities                     20,631,000      22,785,000

  Other liabilities                                   1,380,000         667,000
  Long term debt, net of current maturities          17,785,000      19,161,000
                                                   ------------    ------------
Total liabilities                                    39,796,000      42,613,000
                                                   ------------    ------------

Stockholders' equity:
Common stock, par value $.002; 19,000,000
  shares authorized, 4,080,023 outstanding               10,000          10,000
Paid-in capital                                      17,811,000      17,380,000
Retained earnings                                     3,848,000       6,000,000
                                                   ------------    ------------
                                                     21,669,000      23,390,000
  Less treasury stock                                  (727,000)       (727,000)
                                                   ------------    ------------
       Total stockholders' equity                    20,942,000      22,663,000
                                                   ------------    ------------
                                                   $ 60,738,000    $ 65,276,000
                                                   ============    ============

EVERLAST REPORTS RESULTS

                                           EVERLAST WORLDWIDE INC. & SUBSIDIARIES

                       RECONCILIATION OF OPERATING INCOME TO EBITDA EXCLUDING CERTAIN NON-CASH CHARGES

                                                                  Three Months Ended                 Six Months Ended
                                                                        June 30,                         June 30,
                                                             ----------------------------      ----------------------------

                                                                2007             2006             2007            2006
                                                                ----             ----             ----            ----
                                                             (Unaudited)      (Unaudited)      (Unaudited)      (Unaudited)

Operating income as reported GAAP basis                      $2,127,000       $1,566,000       $4,346,000       $3,020,000
                                                             ----------       ----------       ----------       ----------

Adjustments:
Depreciation and amortization included in operating             231,000          184,000          448,000          344,000
income
Non-cash stock based compensation                               202,000          135,000          363,000          219,000
                                                             ----------       ----------       ----------       ----------

Adjusted EBITDA (Earnings excluding certain costs
before interest, taxes, depreciation and amortization)       $2,560,000       $1,885,000       $5,157,000       $3,583,000
                                                             ==========       ==========       ==========       ==========

     Note: To supplement its financial  statements  presented on a GAAP basis, the Company uses non-GAAP additional measures of EBITDA adjusted to exclude certain  non-cash costs in connection with stock based  compensation and warrant issuance costs.  The  Company  believes  that  the use of these  additional  measures  is  appropriate  to  enhance  an  overall understanding  of its past  financial  performance.  These  adjustments to the Company's GAAP results are made with the intent of providing  both  management and investors with a more complete  understanding  of the underlying  operational results and trends and its marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or earnings per share prepared in accordance with generally accepted accounting principles in the United States.